UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

(Date of earliest event reported): December 18, 2013

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

101 NW First Street, Suite 213

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	OTHER EVENTS

On December 18, 2013, Imperial Petroleum, Inc. and e-Biofuels, LLC, (“Company”) received Notice of Violation (NOV) of Renewable Fuel Standards with respect to an investigation by the United States Environmental Protection Agency (EPA) into the Company’s compliance with the Section 211(o) of the Clean Air Act and the renewable fuel standard regulations promulgated at 40 C.F.R. Part 80, Subpart M (RFS regulations). Under the NOV the EPA is alleging that all of the Renewable Information Numbers (RINs) generated from July 1, 2010 through June 2, 2011by e-Biofuels (Company ID 4694 and Facility ID 82845), 33,573,595 RINs with a D-Code of 4 in total are invalid. The NOV asserts that e-Biofuels was not the producer of the fuel during this period. Under RFS regulations, 40 C.F.R. 80.1431 and 80.1461(c) “any parent corporation is liable for any violation of this subpart that is committed by any of its subsidiaries”. The Clean Air Act authorizes EPA to assess civil penalties of up to $37,500 for every day for each violation, plus the economic benefit or savings resulting from each violation.

As previously reported, on April 4, 2012, the Company’s wholly owned subsidiary, E-Biofuels, LLC filed for protection from creditors under Chapter 7 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Indiana

ITEM 9.01

EXHIBITS

99.1 Notice of Violation of Renewable Fuel Standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
Title:	President

Dated: December 23, 2013